Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350
In connection with the Annual Report of comScore, Inc. (the “Company”) on Form 10-K for the years ended December 31, 2017, December 31, 2016 and December 31, 2015 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, William P. Livek, President and Executive Vice Chairman and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

/S/ William P. Livek
William P. Livek
President and Executive Vice Chairman
(Principal Executive Officer)
Date: March 23, 2018